Exhibit 19.2

  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report



  Collection Period                                                                                                 September, 2002
  Distribution Date                                                                                                      10/15/2002
  Transaction Month                                                                                                               7

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $3,649,997,982.62              219,404
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $700,000,000.00         2.010%                 December 16, 2002
   Class A-2 A Notes                                                515,050,000.00         2.970%                     June 15, 2004
   Class A-2 B Notes                                                574,834,000.00         1.950%                     June 15, 2004
   Class A-3 A Notes                                                388,858,000.00         4.140%                 December 15, 2005
   Class A-3 B Notes                                                776,000,000.00         1.960%                 December 15, 2005
   Class A-4 Notes                                                  393,322,000.00         4.750%                   August 15, 2006
   Class B Notes                                                    105,728,000.00         5.180%                  October 16, 2006
   Class C Notes                                                     70,486,000.00         5.750%                 December 15, 2006
   Class D Certificates                                              70,486,000.00         6.000%                   August 15, 2008
                                                                     -------------
      Total                                                      $3,594,764,000.00


  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $14,813,091.08                $2,214.98          $14,815,306.06
  Repurchased Loan Proceeds Related to Interest                          28,361.22                     0.00               28,361.22
                                                                         ---------                     ----               ---------
      Total                                                         $14,841,452.30                $2,214.98          $14,843,667.28

  Servicer Advances:
  Principal Advances                                                         $0.00                $3,051.13               $3,051.13
  Interest Advances                                                   2,960,675.73                   212.42            2,960,888.15
                                                                      ------------                   ------            ------------
      Total                                                          $2,960,675.73                $3,263.55           $2,963,939.28

  Principal:
  Principal Collections                                             $64,474,883.00               $53,697.05          $64,528,580.05
  Prepayments in Full                                                35,334,344.94                11,334.75           35,345,679.69
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                      1,309,237.06                     0.00            1,309,237.06
  Payahead Draws                                                              0.00                 7,256.58                7,256.58
                                                                              ----                 --------                --------
      Total                                                        $101,118,465.00               $72,288.38         $101,190,753.38

  Liquidation Proceeds                                                                                                $1,316,141.42
  Recoveries from Prior Month Charge-Offs                                                                                 27,718.95
                                                                                                                          ---------
      Total Principal Collections                                                                                   $102,534,613.75

  Principal Losses for Collection Period                                                                              $3,081,129.99
  Total Regular Principal Reduction                                                                                 $104,274,934.50

  Total Collections                                                                                                 $120,342,220.31

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $120,342,220.31
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt, Tranche A2 B                                                                                               0.00
  Net Swap Receipt, Tranche A3 B                                                                                               0.00
                                                                                                                               ----
      Total                                                                                                         $120,342,220.31



                                     Page 1


  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                 September, 2002
  Distribution Date                                                                                                      10/15/2002
  Transaction Month                                                                                                               7

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,496,673.80        $2,496,673.80                $0.00
   Amount per $1,000 of Original Balance               0.69                 0.69                 0.00
  Net Swap Payment, Tranche A2 B                 $560,610.53
  Net Swap Payment, Tranche A3 B               $1,489,687.84

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                        $6,790.15            $6,790.15               $0.00                $0.00               $0.00
   Class A2 A Notes                   1,274,748.75         1,274,748.75                0.00                 0.00                0.00
   Class A2 B Notes                     867,372.93           867,372.93                0.00                 0.00                0.00
   Class A3 A Notes                   1,341,560.10         1,341,560.10                0.00                 0.00                0.00
   Class A3 B Notes                   1,177,165.49         1,177,165.49                0.00                 0.00                0.00
   Class A4 Notes                     1,556,899.58         1,556,899.58                0.00                 0.00                0.00
   Class B Notes                        456,392.53           456,392.53                0.00                 0.00                0.00
   Class C Notes                        337,745.42           337,745.42                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $7,018,674.95        $7,018,674.95               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class D Certificates                $352,430.00          $352,430.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----

  Total Note and Cert. Interest:     $7,371,104.95        $7,371,104.95               $0.00                $0.00               $0.00

  Total Available for Principal Distribution   $108,424,143.19

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Third Priority Distribution Amount        30,203,481.27
   Regular Principal Distribution Amount     81,153,322.73
                                             -------------
      Principal Distribution Amount        $111,356,804.00

  Noteholder Principal Distributions:
   Class A1 Notes                                         $4,193,608.71
   Class A2 A Notes                                       49,256,560.13
   Class A2 B Notes                                       54,973,974.35
   Class A3 A Notes                                                0.00
   Class A3 B Notes                                                0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $108,424,143.19

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:            $108,424,143.19

  Collections Released to Servicer                                $0.00

  Total Available for Distribution         $120,342,220.31
  Total Distribution (incl. Servicing Fee) $120,342,220.31

  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                 September, 2002
  Distribution Date                                                                                                      10/15/2002
  Transaction Month                                                                                                               7

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                                $5.99                   $0.01                    $6.00
  Class A2 A Notes                                              95.63                    2.48                    98.11
  Class A2 B Notes                                              95.63                    1.51                    97.14
  Class A3 A Notes                                               0.00                    3.45                     3.45
  Class A3 B Notes                                               0.00                    1.52                     1.52
  Class A4 Notes                                                 0.00                    3.96                     3.96
  Class B Notes                                                  0.00                    4.32                     4.32
  Class C Notes                                                  0.00                    4.79                     4.79
                                                                 ----                    ----                     ----
      Total Notes                                              $30.76                   $1.99                   $32.76

  Class D Certificates                                          $0.00                   $5.00                    $5.00
                                                                -----                   -----                    -----
  Total Notes and Certificates:                                $30.16                   $2.05                   $32.21

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $2,828,471,608.71       0.8025677                $2,720,047,465.52       0.7718028
  Class A1 Notes                                4,193,608.71       0.0059909                             0.00       0.0000000
  Class A2 A Notes                            515,050,000.00       1.0000000                   465,793,439.87       0.9043655
  Class A2 B Notes                            574,834,000.00       1.0000000                   519,860,025.65       0.9043655
  Class A3 A Notes                            388,858,000.00       1.0000000                   388,858,000.00       1.0000000
  Class A3 B Notes                            776,000,000.00       1.0000000                   776,000,000.00       1.0000000
  Class A4 Notes                              393,322,000.00       1.0000000                   393,322,000.00       1.0000000
  Class B Notes                               105,728,000.00       1.0000000                   105,728,000.00       1.0000000
  Class C Notes                                70,486,000.00       1.0000000                    70,486,000.00       1.0000000
  Class D Certificates                         70,486,000.00       1.0000000                    70,486,000.00       1.0000000
                                               -------------       ---------                    -------------       ---------
     Total                                 $2,898,957,608.71       0.8064389                $2,790,533,465.52       0.7762772

  Portfolio Information
  Weighted Average Coupon (WAC)                         7.11%                                           7.11%
  Weighted Average Remaining Maturity (WAM)             45.99                                           45.15
  Remaining Number of Receivables                     193,573                                         188,249
  Portfolio Receivable Balance              $2,996,008,565.19                               $2,891,731,264.21

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $10,667,322.73
  Specified Credit Enhancement Amount                                                                        $28,917,312.64
  Yield Supplement Overcollateralization Amount                                                              $93,463,136.77
  Target Level of Overcollateralization                                                                     $104,130,459.50

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $18,249,989.91
  Specified Reserve Account Balance                                                                           18,249,989.91
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             18,249,989.91
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $18,249,989.91
  Change in Reserve Account Balance                                                                                   $0.00

  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                 September, 2002
  Distribution Date                                                                                                      10/15/2002
  Transaction Month                                                                                                               7


  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $1,316,141.42
  Recoveries from Prior Month Charge-Offs                                                                                $27,718.95
  Total Principal Losses for Collection Period                                                                        $3,081,129.99
  Charge-off Rate for Collection Period (annualized)                                                                          0.70%
  Cumulative Net Losses for all Periods                                                                               $6,620,103.58


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         2,569                $39,024,747.33
  61-90 Days Delinquent                                                                           409                 $6,209,081.59
  91-120 Days Delinquent                                                                          146                 $2,493,203.68
  Over 120 Days Delinquent                                                                        129                 $2,276,612.04

  Repossesion Inventory                                                                           298                 $4,845,114.10


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.5526%
  Preceding Collection Period                                                                                               0.6596%
  Current Collection Period                                                                                                 0.7082%
  Three Month Average                                                                                                       0.6401%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.2595%
  Preceding Collection Period                                                                                               0.3286%
  Current Collection Period                                                                                                 0.3633%
  Three Month Average                                                                                                       0.3171%

  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                 September, 2002
  Distribution Date                                                                                                      10/15/2002
  Transaction Month                                                                                                               7

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $7,656,785.09                    $21,027.54
  New Advances                                                                           2,935,676.19                      3,263.55
  Servicer Advance Recoveries                                                            2,923,782.93                      6,264.28
                                                                                         ------------                      --------
  Ending Servicer Advances                                                              $7,668,678.35                    $18,026.81

  Current Month Interest Advances for Prepaid Loans                                        $24,999.54                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                      $7,160.38
  Additional Payaheads                                                                                                    19,063.24
  Payahead Draws                                                                                                          18,694.98
                                                                                                                          ---------
  Ending Payahead Account Balance                                                                                         $7,528.64


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